FOR RELEASE NOVEMBER 23, 2005
Contact:	Lawrence Pemble Judy Zakreski Chindex International, Inc. (301) 215-7777

CHINDEX INTERNATIONAL, INC.
ANNOUNCES CLOSING OF RETAIL PHARMACY DISTRUBITION BUSINESS
In Order to Focus On Profitable Business Segments

BETHESDA, MARYLAND – November 23, 2005 - Chindex International, Inc. (NASDAQ: CHDX), an independent American provider of Western healthcare products and medical services in the People’s Republic of China, today announced that it intends to close down it’s retail pharmacy distribution business so that it can concentrate on its core businesses of health care services and medical equipment distribution . The close down process is expected to be substantially completed by December 31, 2005.

Roberta Lipson, Chindex CEO, said: “The retail products distribution business model has not proven to be a good producer for our company. It has not contributed to the bottom line and has consumed cash. Although we had an enviable national distribution platform, the margin structure of distributing on behalf of other companies did not allow for a sustainable business and we have found that developing and rolling out our own national brands required more cash than we had anticipated. We do plan however, to retain a logistics capability to service the distribution needs of our ongoing businesses in both the Healthcare Services and Medical Capital Equipment segments.

“This necessary and forward looking step will ease the strain on cash flow and stop the drain from the bottom line. It will also allow management to focus management and other resources on our company’s profitable and growing businesses in health care services and medical equipment distribution.”

Chindex is an American healthcare company which owns and operates the only foreign invested and managed international standard hospitals and affiliated ambulatory clinics in the People’s Republic of China serving both International and Chinese patients with premium quality and service.

The company also distributes medical equipment the Chinese marketplace, including Hong Kong. It sells medical equipment produced by a number of major multinational companies including Siemens AG as its exclusive distribution partner for the sales and servicing of color doppler ultrasound systems. It also arranges financing packages for the supply of medical equipment to hospitals in China utilizing the export loan and loan guarantee programs of both the U.S. Export-Import Bank and the German KfW Development Bank. It provides healthcare services through the operations of its network of private primary care hospitals and affiliated ambulatory clinics in China. With twenty-four years of experience, over 1,000 employees, and operations in the United States, China and Hong Kong, the Company’s strategy is to expand its cross-cultural reach by providing leading edge healthcare technologies, quality products and services to Greater China’s professional communities. Further company information may be found at the Company’s websites, www.chindex.com and www.unitedfamilyhospitals.com.

Some of the information in this press release may contain statements regarding future expectations, plans, prospects for performance of the Company that constitute forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. The Company cannot guarantee future results, levels of activity, performance or achievements. The numbers discussed in this press release also involve risks and uncertainties. The following factors, among others, could cause actual results to differ materially from those described by such statements: our ability to realize financial or other benefits, including cost savings, from the discontinuation of our retail pharmacy distribution operations, our ability to manage our growth and maintain adequate controls, our ability to obtain additional financing, the loss of services of key personnel, general market conditions including inflation or foreign currency fluctuations, our dependence on relationships with suppliers, the timing of our revenues and fluctuations in financial performance, the availability to our customers of third-party financings, product liability claims and product recalls, competition, hiring and retaining qualified sales and service personnel, management of inventory, relations with foreign trade corporations, dependence on sub-distributors and dealers, completion and opening of healthcare facilities, attracting and retaining qualified physicians and other hospital personnel, regulatory compliance, the cost of malpractice, our dependence on our information systems, the economic policies of the Chinese government, the newness and undeveloped nature of the Chinese legal system, the regulation of the conversion of Chinese currency, future epidemics in China such as SARS or Avian Flu, the control over our operation by insiders, continuity of relationships and variability of financial margins with existing suppliers, our liquidity and availability of capital resources to meet cash requirements, including capital expenditures, bid and performance bonds, and those other factors contained in the section titled “Risk Factors” as set forth in the Company’s Registration Statement (File No. 333-114996) filed with the Securities and Exchange Commission, as well as other documents that may be filed by the Company from time to time with the Securities and Exchange Commission. The forward-looking statements and numbers contained herein represent the judgment of the Company, as of the date of this press release, and the Company disclaims any intent or obligation to update such forward-looking statements to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions, circumstances on which such statements are based.